UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2015

Oritani Financial Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-34786	30-0628335
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

370 Pascack Road, Township of Washington, New Jersey	07676
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                                                (201) 664-5400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01                          Other Events

On July 27, 2015, Oritani Financial Corp. (the "Company") made available investor presentation materials to be used in upcoming investor presentations and meetings.  On July 28, 2015, the Company will attend the 2015 KBW Community Bank Investor Conference.  The Company will be represented by Kevin Lynch (President/CEO) and John Fields (EVP/CFO).  An investor presentation will be made on July 28, 2015 that will be webcast and can be viewed at http://wsw.com/webcast/kbw29/orit.  The presentation is scheduled to take place at 8:30 am and last approximately 30 minutes.  The webcast will be available for 90 days.  A copy of the Company's investor presentation materials is attached as Exhibit 99.1 and is being furnished to the SEC and shall not be deemed "filed" for any purpose.

Item 9.01                          Financial Statements and Exhibits
a.	No financial statements or businesses acquired are required.
b.	No pro forma financial information is required.
c.	Not applicable.
d.	Exhibits.
99.1                  Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORITANI FINANCIAL CORP.
DATE: July 27, 2015	By:	/s/ John M. Fields, Jr.
John M. Fields, Jr.
Executive Vice President and Chief Financial Officer